Exhibit 11, 3rd Quarter 1995
                                            Form 10-Q, Commission File
                                                         Number 1-3671

                     GENERAL DYNAMICS CORPORATION

            STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

                             (UNAUDITED)

             (Dollars in millions, except per share data)


                                 Third Quarter         Nine Months
                             1995         1994        1995        1994
NET EARNINGS:
Continuing Operations      $      62    $    54     $     183    $    165
Discontinued Operations:
  Earnings from operations        18          -            31           -
  Gain on disposal                11          -            19          15
                           $      91    $     54    $     233    $    180

Weighted average common
  shares outstanding      62,968,276  63,076,884   62,973,350  63,074,088

NET EARNINGS PER SHARE - PRIMARY:

Continuing Operations      $     .98    $    .85    $    2.90    $   2.60
Discontinued Operations:
  Earnings from operations       .29           -          .49           -
  Gain on disposal               .17           -          .30         .24
                           $    1.44    $    .85    $    3.69    $   2.84

Common shares from above  62,968,276  63,076,884   62,973,350  63,074,088
Assumed exercise of options  269,797     219,609      196,759     403,654
(treasury stock method)
                          63,238,073  63,296,493   63,170,109  63,477,742

NET EARNINGS PER SHARE - FULLY DILUTED:

Continuing Operations      $     .98    $    .85    $    2.89    $   2.60
Discontinued Operations:
  Earnings from operations       .29           -          .49           -
  Gain on disposal               .17           -          .30         .24
                           $    1.44    $    .85    $    3.68    $   2.84

Common shares from above  62,968,276  63,076,884   62,973,350  63,074,088
Assumed exercise of options  347,257     224,157      347,257     405,013
(treasury stock method)
                          63,315,533  63,301,041   63,320,607  63,479,101